UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2016

Rosetta Stone Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34283	43837082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1919 North Lynn St., 7th Fl., Arlington, Virginia 22209
(Address of principal executive offices, including zip code)

703-387-5800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Rosetta Stone Inc. (the "Company") filed an Annual Report on Form 10-K for the fiscal year ended December 31, 2015 on March 14, 2016 (“2015 10-K”) reporting, among other things, (i) the appointment of A. John Hass III, as President, Chief Executive Officer, and Chairman of the Board effective April 1, 2016, (ii) the announcement that the Company is refocusing its strategy and realigning resources around its Global Enterprise & Education (“E&E”) segment, and (iii) the amendment of the $25 million revolving credit Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank effective as of March 14, 2016. This Current Report on Form 8-K is being filed in connection with these events.

Item 1.01. Entry into a Material Definitive Agreement

As disclosed in the 2015 10-K, on March 14, 2016, Rosetta Stone Ltd. (the “Borrower”), a wholly-owned subsidiary of the Company, amended its Loan Agreement with Silicon Valley Bank effective as of March 14, 2016 (“Fifth Amendment”). The Loan Agreement is further described in the Company's Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on October 29, 2014, in the Company's Current Report on Form 8-K filed on April 3, 2015 to report the first amendment (“First Amendment”), in the Company's Quarterly Report on Form 10-Q filed on May 6, 2015 reporting a second amendment (“Second Amendment”), in the Company’s Current Report on Form 8-K filed on July 2, 2015 reporting a third amendment (“Third Amendment”), and in the Company’s Current Report on Form 8-K filed on December 31, 2015 reporting a fourth amendment (“Fourth Amendment”). The Company and its subsidiaries are subject to certain covenants under the Loan Agreement including financial covenants and limitations on indebtedness, encumbrances, investments and distributions and dispositions of assets, certain of which covenants were amended as part of the First, Second, Third and Fourth Amendments.

Under the Fifth Amendment, the Company may borrow up to $25.0 million including a sub-facility, which reduces available borrowings, for letters of credit in the aggregate availability amount of $4.0 million (the "Credit Facility"). Borrowings by the Borrower under the Credit Facility are guaranteed by the Company as the ultimate parent. The credit facility has a term that expires on January 1, 2018, during which time Borrower may borrow and re-pay loan amounts and re-borrow the loan amounts subject to customary borrowing conditions. Proceeds of loans made under the credit facility may be used as working capital or to fund general business requirements. Presently, no borrowings have been requested or made under the Loan Agreement, and no balance is outstanding.

Item 2.05. Costs Associated with Exit or Disposal Activities.

As disclosed in the 2015 10-K, on March 14, 2016 the Company announced that it is refocusing its strategy and realigning resources around its E&E segment in order to optimize profitability of E&E and pursue the most attractive opportunities for enhancing shareholder value. To accomplish this, the Company announced that it intends to exit the direct sales presence in almost all of its non-U.S. and non-northern European geographies related to the distribution of E&E language offerings. Where appropriate, the Company will seek to operate through partners in those geographies being exited. The Company will also look to initiate processes to close its software development operations in France and China.

The Company's refocus and realignment are expected to lower costs and reduce global full-time headcount by approximately 17%, resulting in annual expense reductions of approximately $19.0. These actions are expected to result in an estimated restructuring charge ranging between $5.0 million and $6.0 million, with approximately 50% accrued in the first quarter of 2016, largely reflecting cash separation payments.

The Company's strategy and realignment are discussed in more detail in its earnings' press release issued March 14, 2016 and furnished as an exhibit to the Company's Current Report on Form 8-K filed on March 14, 2016.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in the 2015 10-K, on March 11, 2016 the Board of Directors concluded the search for a chief executive officer and appointed A. John Hass III, aged 50, as President, Chief Executive Officer, and Chairman of the Board effective April 1, 2016. Prior to his appointment as President, Chief Executive Officer and Chairman of the Board, Mr. Hass has served as Interim President and Chief Executive Officer since April 1, 2015. Mr. Hass also served as a director of the Company and as a member of the Audit Committee and Compensation Committee of the Board from November 2014 to April 2015. In connection with his appointment as Interim President and Chief Executive Officer, Mr. Hass continued to serve as a director but resigned from the Audit Committee and the Compensation Committee of the Board.

From September 2012 until November 2014, Mr. Hass was a senior advisor to Osmium Partners, LLC, an alternative asset management firm and a stockholder of the Company. He was a partner at PEAK6 Investments, L.P., a financial services company, from October 2008 through September 2012 and was the Senior Financial Officer of PEAK6 Investments, L.P. from February 2009 through June 2010. Mr. Hass was the Chief Executive Officer of OptionsHouse, a brokerage company and subsidiary of PEAK6 Investments, L.P., from October 2006 until September 2008. From 1988 to October 2006, he was employed at Goldman, Sachs & Co., a subsidiary of the financial services company, The Goldman Sachs Group, Inc., most recently as a Managing Director in the Investment Banking Division. Mr. Hass serves on the boards of a number of privately held for-profit businesses. In addition, Mr. Hass serves on the board of directors of WITNESS, Inc., a global-human rights non-profit, and serves as a trustee of The Museum of Contemporary Photography. Mr. Hass received his Bachelor of Science in Finance from the University of Illinois at Urbana-Champaign.

There are no family relationships between Mr. Hass and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Compensation Committee of the Board will determine the compensation arrangements payable to Mr. Hass.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2016

ROSETTA STONE INC.
By:	/s/ Sonia G. Cudd
Name: Sonia G. Cudd
Title: General Counsel and Secretary

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